UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2025

Modine Manufacturing Company

(Exact name of registrant as specified in its charter)

Wisconsin	001-01373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(262) 636-1200

(Former name or former address, if changed since last report.)	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.625 par value	MOD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Information to be Included in the Report

Item 1.01Entry into a Material Definitive Agreement.

On July 10, 2025, Modine Manufacturing Company (the “Company”) entered into the Sixth Amended and Restated Credit Agreement among the Company, the initial subsidiary borrower and the other subsidiary borrowers from time to time party thereto, the institutions party thereto as lenders, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the institutions party thereto as syndication agents and co-documentation agents (the “Amended and Restated Credit Agreement”), amending and restating its existing Fifth Amended and Restated Credit Agreement (the “Existing Credit Agreement”) previously scheduled to mature on October 12, 2027. The Amended and Restated Credit Agreement provides for (i) a senior secured revolving credit facility that matures on July 10, 2030 with an initial maximum aggregate amount of availability of $400 million and (ii) a senior secured $200 million term loan facility, payable in quarterly principal installments equal to 1.25% of the original principal amount of the term loan facility commencing December 31, 2025 with a balloon payment of the entire remaining outstanding principal balance due at maturity on July 10, 2030.

The Amended and Restated Credit Agreement requires the Company to maintain compliance with various covenants, including a net leverage covenant, which generally limits the ratio of (i) the Company’s consolidated total debt, subject to certain adjustments, on the last day of any fiscal quarter to (ii) the Company’s consolidated net income before interest, taxes, depreciation and amortization, subject to certain adjustments (“EBITDA”), for the four consecutive fiscal quarters then ended, to 3.50 to 1.00; and an interest expense coverage ratio, which requires the ratio of the Company’s EBITDA for any period of four consecutive fiscal quarters to the Company’s consolidated interest expense paid in cash for the same period to equal at least 3.00 to 1.00. Notwithstanding the foregoing, the Company may elect (but not more than three times during any five consecutive year term of the Amended and Restated Credit Agreement) to temporarily increase the maximum permitted net leverage ratio in connection with certain material acquisitions to up to 4.00 to 1.00. The Existing Credit Agreement included a 3.25 to 1.00 maximum net leverage ratio, and also included a 3.00 to 1.00 minimum interest expense coverage ratio, subject to the Company’s right to temporarily increase the maximum permitted net leverage ratio to up to 3.75 to 1.00 in connection with certain material acquisitions.

In addition to the foregoing, the Amended and Restated Credit Agreement provides for a basket permitting certain restructuring charges in an amount not to exceed $30 million in any fiscal year or $90 million in aggregate, plus a basket for restructuring charges in connection with the exit of the automotive business within the Company’s Performance Technologies segment in an amount not to exceed $25 million in any fiscal year or $55 million in aggregate; and specifically allows for the disposition of the automotive business under specified conditions. The restructuring basket under the Existing Credit Agreement was $25 million in any fiscal year or $75 million aggregate. The Amended and Restated Credit Agreement also includes increases to various other baskets previously provided under the Existing Credit Agreement.

The Amended and Restated Credit Agreement provides for the release of existing mortgages in respect of the Company’s real property currently held as collateral under the Existing Credit Agreement, and for the exclusion of real property assets as collateral under the Amended and Restated Credit Agreement going forward.

The Amended and Restated Credit Agreement contains customary events of default. If an event of default under the Amended and Restated Credit Agreement occurs and is continuing, then the administrative agent may with the consent of the lenders holding a majority of the outstanding unused commitments and credit exposure (the “Required Lenders”), and shall at the request of the Required Lenders, declare any outstanding obligations immediately due and payable. In addition, the amount of any outstanding obligations under the Amended and Restated Credit Agreement will become immediately due and payable in the event that the Company or any of certain specified subsidiaries thereof becomes the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law or becomes unable to pay its debts generally as they become due.

Also on July 10, 2025, the Company entered into the Fifth Amendment (the “Fifth Amendment”) to the Second Amended and Restated Note Purchase Agreement dated as of August 6, 2019 as amended by the First Amendment dated as of January 31, 2020, Second Amendment dated as of May 19, 2020, Third Amendment dated as of May 18, 2021 and Fourth Amendment dated as of November 21, 2022 (as amended, the “Note Agreement”) between the Company, PGIM, Inc. and each holder of the Company’s Series A Notes, the Series B Notes and the Series C Notes. The Fifth Amendment conforms the applicable terms of the Note Agreement to the terms of the Amended and Restated Credit Agreement as described above, along with other immaterial administrative changes.

The foregoing description of the Amended and Restated Credit Agreement and the Fifth Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated Credit Agreement and the Fifth Amendment filed herewith as Exhibits 4.1 and 4.2, respectively, each of which is incorporated herein by reference. In the ordinary course of business, certain of the lenders under the Amended and Restated Credit Agreement and the Note Agreement, and their respective affiliates, have provided, and may in the future provide, investment banking, commercial banking, cash management, foreign exchange or other financial services to the Company and/or one or more of its subsidiaries for which they have received, and may in the future receive, compensation.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being furnished herewith:

4.1

Sixth Amended and Restated Credit Agreement among the Company, the initial subsidiary borrower and the other subsidiary borrowers from time to time party thereto, the institutions party thereto as lenders, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the institutions party thereto as syndication agents and co-documentation agents, dated as of July 10, 2025

4.2	Fifth Amendment to the Second Amended and Restated Note Purchase Agreement, dated as of July 10, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

	By:	/s/ Erin J. Roth
Erin J. Roth
Vice President, General Counsel and Chief Compliance Officer

Date: July 16, 2025

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